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EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY
WITH RESPECT TO TENDER OF
ANY AND ALL OUTSTANDING 6.625% SENIOR SUBORDINATED NOTES DUE 2021 ("2021 NOTES")
IN EXCHANGE FOR
6.625% SENIOR SUBORDINATED NOTES DUE 2021
AND
ANY AND ALL OUTSTANDING 10.000% SENIOR UNSECURED NOTES DUE 2022 ("2022 NOTES")
IN EXCHANGE FOR
10.000% SENIOR UNSECURED NOTES DUE 2022
OF
SCIENTIFIC GAMES INTERNATIONAL, INC.
PURSUANT TO THE PROSPECTUS DATED                , 2015
2021 NOTES
144A CUSIP: 80874Y AN0
REG S CUSIP: U8067T AF3

2022 NOTES
144A CUSIP: 80874Y AT7
REG S CUSIP: U8067T AH9

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2015, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

The Exchange Agent is:
DEUTSCHE BANK TRUST COMPANY AMERICAS

By Registered or Certified Mail:	By Hand Delivery:
DB Services Americas, Inc. Attention: Reorg. Department 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256	DB Services Americas, Inc. Attention: Reorg. Department 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256
By Overnight Delivery:	By Facsimile:
DB Services Americas, Inc.	(615) 866-3889
Attention: Reorg. Department
5022 Gate Parkway, Suite 200	Confirm by Telephone:
Jacksonville, FL 32256
(877) 843-9767

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        As set forth in the prospectus (the "Prospectus") dated                , 2015 of Scientific Games International, Inc., a Delaware corporation (the "Company"), and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent thereto must be used to accept the Company's offer (the "Exchange Offer") to exchange any and all of its outstanding 6.625% Senior Subordinated Notes due 2021 (the "Old 2021 Notes"),

which have been issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), for an equal aggregate principal amount of its 6.625% Senior Subordinated Notes due 2021 (the "New 2021 Notes"), which have been registered under the Securities Act and/or any and all of its outstanding 10.000% Senior Unsecured Notes due 2022 (the "Old 2022 Notes" and, together with the Old 2021 Notes, the "Old Notes"), which have been issued and sold in a transaction exempt from registration under the Securities Act, for an equal aggregate principal amount of its 10.000% Senior Unsecured Notes due 2022 (the "New 2022 Notes" and, together with the New 2021 Notes, the "New Notes"), which have been registered under the Securities Act, if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Old Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by a firm that is an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, including a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trading company having an office in the United States or certain other eligible guarantors (each, an "Eligible Institution") an Eligible Institution by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery." By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Old Notes set forth in the Letter of Transmittal.

        The undersigned understands that tenders of Old Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Old Notes to be withdrawn and the aggregate principal amount of Old Notes delivered for exchange, including the certificate number(s) (if any) of the Old Notes, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Old Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

        All authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned hereby tenders the Old Notes listed below:

  PLEASE SIGN AND COMPLETE

Certificate Numbers of Old 2021 Notes (if Available)	Principal Amount of Old 2021 Notes Tendered

Certificate Numbers of Old 2022 Notes (if Available)	Principal Amount of Old 2022 Notes Tendered

Signature(s) of registered holder(s) or Authorized Signatory

Name(s)	(Please Type or Print)
Title
Address

Area Code and Telephone No.

Date

If Old Notes will be tendered by book-entry transfer, check the trust company below:
☐ The Depository Trust Company

Depository Account No.:

 GUARANTEE
(Not To Be Used For Signature Guarantee)

        The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).

SIGN HERE

Name of Firm:

Authorized Signature:

Name (please type or print):

Address:

Area Code and Telephone No.:

Date:

DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

 PROCEDURES FOR TENDERING OLD NOTES—GUARANTEED DELIVERY

INSTRUCTIONS

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

        2.    Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures.    If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

        3.    Requests for Assistance or Additional Copies.    Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.

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  EXHIBIT 99.2
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
GUARANTEE (Not To Be Used For Signature Guarantee)
SIGN HERE
PROCEDURES FOR TENDERING OLD NOTES—GUARANTEED DELIVERY INSTRUCTIONS